SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             -----------------------

         Date of Report (Date of earliest event reported): July 23, 2003


                                  CHATTEM, INC.
      ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Tennessee                         0-5905                       62-0156300
-------------------------    --------------------------------   ----------------
(State of incorporation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
    -------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
      ---------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

This report is being filed for the purpose of providing the following information regarding the Company's DEXATRIM with PPA litigation that the Company deems of importance to security holders.

As of July 1, 2003, we have been named as a defendant in approximately 320 lawsuits involving claims by approximately 1,500 plaintiffs alleging that the plaintiffs were injured as a result of ingestion of products containing phenylpropanolamine ("PPA"), which was an active ingredient in most of our DEXATRIM products until November 2000. The lawsuits that are federal cases have now been transferred to the United States District Court for the Western District of Washington (In re Phenylpropanolamine (PPA) Products Liability Litigation, MDL No. 1407). The remaining cases are state court cases which have been filed in a number of different states.

Approximately 165 of the existing lawsuits involve alleged injuries by products manufactured and sold prior to our acquisition of DEXATRIM in December 1998. With respect to these lawsuits, we are being defended and are indemnified from liability by The DELACO Company, Inc. ("DELACO"), successor to Thompson Medical Company, Inc. which owned DEXATRIM prior to December 1998. We understand that DELACO maintains product liability insurance coverage for products manufactured and sold prior to December 1998 with annual limits of coverage and has an excess liability policy, but otherwise has only nominal assets. Accordingly, it is unlikely that DELACO will be able to indemnify us beyond its insurance coverage, although we believe we should not be held legally responsible for products we did not manufacture and sell. In addition, there can be no assurance that the insurance maintained by DELACO will be sufficient to cover claims related to products manufactured or sold prior to our acquisition of DEXATRIM. Our product liability insurance, as described more fully below, would not apply to claims arising from products manufactured and sold prior to our acquisition of DEXATRIM.

We are currently defending the balance of approximately 155 lawsuits involving claims by approximately 1,285 plaintiffs. Of these 1,285 plaintiffs, approximately 185 allege injury as a result of ingestion of DEXATRIM containing PPA, approximately 770 allege injury as a result of ingestion of a product other than DEXATRIM, and approximately 330 have not identified a product.

With respect to the approximately 185 plaintiffs that allege injury as a result of ingestion of DEXATRIM containing PPA, there are claims by approximately 88 plaintiffs who allege that they suffered a stroke within three days of ingesting DEXATRIM products containing PPA that were sold after our acquisition of DEXATRIM in December 1998. We believe plaintiffs who make and are able to prove such allegations are more likely to recover damages from us. Based on discovery conducted to date, we believe that a limited number of these plaintiffs present alleged facts and circumstances and potential damages similar to the Villarreal case discussed below. However, as additional lawsuits are filed and discovery in the existing lawsuits continues, we expect to know more about the characteristics of these cases, which will result in changes in the number of plaintiffs whose alleged injuries are within the description outlined above and our assessment of the plaintiffs' allegations.

On May 7, 2003, we announced that a settlement had been reached in the case of Jennifer Villarreal, et al. v. Chattem, Inc., et al., which was scheduled for trial in May 2003 in the District Court of Brazoria County, Texas. In this case, the plaintiff suffered a hemorrhagic stroke after allegedly ingesting DEXATRIM containing PPA. Pursuant to the terms of the settlement, we paid a settlement amount of $3,000,000 plus $500,000 for certain fees and expenses and were fully released from further liability in the case. The settlement was funded by our product liability insurance coverage and thus will have no impact on our financial position, results of operations or cash flows. The settlement amount and related expenses have reduced the amount of insurance coverage available to us for the pending and any subsequently filed cases related to DEXATRIM containing PPA to approximately $98,500,000.

There are no cases involving an alleged ingestion of DEXATRIM with PPA currently set for trial in 2003, however, it is anticipated that significant evidentiary and other hearings will he held during the course of the year in the federal cases. We anticipate that additional lawsuits will be filed with similar or other allegations related to our DEXATRIM products containing PPA.

We are aggressively defending these lawsuits. Because of the number of lawsuits filed, the early stage of discovery in many of these cases, the non-specific factual allegations against a broad group of defendants in most of the cases, the unspecified amount of damages in most of the cases, and the unresolved evidentiary hearings and other legal matters presently pending before the various state and federal courts, it is impractical to state with certainty at this time the amount being sought in these cases. At this stage of the proceedings, we cannot express a range of likely outcomes or fully evaluate the risks that these lawsuits pose and, consequently, have not established reserves for the DEXATRIM litigation. It is also too early to estimate the number of lawsuits related to DEXATRIM with PPA that will be filed or whether our available insurance will be sufficient to cover these claims. If these lawsuits result in liabilities greater than our insurance coverage, we may not have sufficient resources to satisfy these obligations.

We currently maintain product liability insurance, that provides coverage for product liability claims, including those asserted in the lawsuits currently pending and anticipated to be filed against us relating to the existence of PPA in DEXATRIM. We have $98,500,000 of remaining product liability insurance coverage available to us for injuries related to DEXATRIM containing PPA occurring after our acquisition of DEXATRIM in December 1998 and prior to May 31, 2001, if the claims are made before May 31, 2004. Injuries occurring before December 1998 or after May 31, 2001, or claims made after May 31, 2004, would not be covered by these insurance policies. We currently have two claims in which there are multiple PPA manufacturers as defendants that relate to injuries occurring after May 31, 2001. We believe we have meritorious defenses to these claims, and are aggressively defending them. Our insurance policies are subject to certain other limitations that are generally customary for policies of this type.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 23, 2003                  CHATTEM, INC.

                               By:  /s/ A. Alexander Taylor II
                                    ----------------------------
                                     A. Alexander Taylor II
                                     President and Chief Operating Officer